SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                  ________________________

                          FORM 8-K
                       CURRENT REPORT

              Pursuant to Section 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 9, 1995
         Commission file number             33-27126


                        PEEBLES INC.

         Virginia                                  54-0332635
   (State of Incorporation)                     (I.R.S. Employer
                                                Identification No.)

       One Peebles Street
  South Hill, Virginia 23970-5001               (804) 447-5200
(Address of principal executive offices)       (Telephone Number)

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Item 1.  Change in Control

On June 9, 1995 PHC Retail Holding Company, an affiliate of Kelso & Company, an investment firm located in New York, New York, acquired all of the outstanding common stock of Peebles Inc. as the result of the merger of a wholly-owned subsidiary of PHC Retail Holding Company with and into Peebles Inc.
Prior to the merger, the outstanding shares of common stock of Peebles Inc. were owned by approximately 96 shareholders, each of whom received $30 per share in cash for their shares of Peebles Inc. common stock as a result of the merger. Approximately $60 million of the funds required to effect the transaction was provided by affiliates of Kelso & Company and members of management of Peebles Inc. The balance of the funding for the transaction, in the form of a $120 million credit facility, was provided by a group of financial institutions led by Natwest Bank, N.A.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PEEBLES INC.

Dated:     June 14, 1995       By:  /s/  Michael F. Moorman
                                     -------------------------
                                     Michael F. Moorman
                                     President and Chief Executive
                                     Officer (Principal Executive
                                     Officer)

                                 By:  /s/  E. Randolph Lail
                                     -------------------------
                                     E. Randolph Lail
                                     Chief Financial Officer,
                                     Senior Vice President- Finance
                                     Treasurer and Secretary
                                     (Principal Financial Officer)